Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Annual Report on Form 10-K for the period ended December 31, 2025 of Data Storage Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles M. Piluso, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer (Principal Executive Officer)

Date: April 14, 2026

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.